EXHIBIT 5

KILPATRICK STOCKTON LLP                                       ATTORNEYS AT LAW
                                                                    Suite 2800
                                                         1100 Peachtree Street
                                                  Atlanta, Georgia  30309-4530
                                                        Telephone: 404.815.6500
                                                        Facsimile: 404.815.6555
                                                    Web site:  www.kilstock.com
July 30, 1999


Vista Eyecare, Inc.
296 Grayson Highway
Lawrenceville, Georgia  30045


         Re:  Form S-8 Registration Statement


Gentlemen:

         We have acted as counsel for Vista Eyecare, Inc. f/k/a National Vision Associates, Ltd., a Georgia corporation (the "Company"), in the preparation of the Form S-8 Registration Statement relating to the Company's Restated Stock Option and Incentive Award Plan (the "Plan") and the proposed award of up to 4,350,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant thereto.

         In such capacity, we have examined certificates of public officials and originals or copies of such corporate records, documents, and other instruments relating to the authorization of the Plan and the authorization and issuance of the shares of Common Stock as we have deemed relevant under the circumstances.

         Based on and subject to the foregoing, it is our opinion that the Plan and the proposed award thereunder of up to 4,350,000 shares of Common Stock have been duly authorized by the Board of Directors of the Company, and that the shares, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to said Registration Statement.


                                              KILPATRICK STOCKTON LLP

                                              By: David A. Stockton
                                              David A. Stockton, a partner